EXHIBIT 99.1

FORM OF

CERTIFICATE OF AMENDMENT

of

THE CERTIFICATE OF INCORPORATION

of

FOREST OIL CORPORATION

(Pursuant to Section 805 of the Business Corporation Law)

It is hereby certified that:

FIRST: The name of the corporation is Forest Oil Corporation (hereinafter called the “Corporation”).

SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on the 13th day of March, 1924 and its previous restated Certificates of Incorporation were filed by the Department of State on the 12th day of May, 1978, the 19th day of May, 1992, the 21st day of October, 1993 and the 11th day of October, 2012.

THIRD: This Certificate of Amendment creates a new subdivision D of subdivision II of Article 3 of the Certificate of Incorporation respecting a new series of Preferred Stock designated as the “Series A Senior Common-Equivalent Preferred Stock”[ and a new subdivision E of subdivision II of Article 3 of the Certificate of Incorporation respecting a new series of Preferred Stock designated as the “Series B Senior Common-Equivalent Preferred Stock.”]

FOURTH: To effect the foregoing, subdivision II of Article 3 of the Certificate of Incorporation, relating to Preferred Stock of the Corporation, is amended to add the following as new subdivisions D [and E] of subdivision II of Article 3:

D. Series A Senior Common-Equivalent Preferred Stock. There is hereby created out of the 7,350,000 shares of Senior Preferred Stock, Par Value $0.01 Per Share, of the Corporation presently authorized, a series of 1,664,249 shares to be designated as the “Series A Senior Common-Equivalent Preferred Stock,” which series shall have the following designations, relative rights, preferences and limitations, in addition to those set forth in Paragraph 3 of the Restated Certificate of Incorporation of the Corporation.

(1) Designation and Amount. The shares of such series of Senior Preferred Stock shall be designated as “Series A Senior Common-Equivalent Preferred Stock” (the “Series A Senior Common-Equivalent Preferred Stock”) and the number of shares constituting such series shall be 1,664,249. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A Senior Common-Equivalent Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

(2) Dividends and Distributions. Subject to the provision for adjustment set forth in paragraph (11) of this subdivision D, if the Corporation declares or pays a dividend or distribution on Common Stock, whether such dividend or distribution is payable in cash, securities or other property, the Corporation shall simultaneously declare and pay a dividend on the Series A Senior Common-Equivalent Preferred Stock on a pro rata basis with the Common Stock equal to (x) 100 (the “Series A Conversion Ratio”) multiplied by the aggregate per share amount of all such cash dividends declared or paid on the Common Stock, plus (y) the Series A Conversion Ratio multiplied by the aggregate per share amount (payable in kind) of all such non-cash dividends or other distributions declared or paid on the Common Stock other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise). Notwithstanding anything else contained herein, in no event shall the Series A Senior Common-Equivalent Preferred Stock be entitled to any dividend or distribution, and the Corporation shall not declare or pay any dividend or distribution on the Series A Senior Common-Equivalent Preferred Stock, other than (a) any such dividend or distribution payable on a pro rata basis with the Common Stock in accordance with the prior sentence and (b) any distribution upon liquidation, dissolution or winding up of the Corporation in accordance with paragraph (6) of this subdivision D.

(3) Voting Rights. The holders of shares of Series A Senior Common-Equivalent Preferred Stock shall have the following voting rights:

(i) Subject to the provision for adjustment set forth in paragraph (11) of this subdivision D, each share of Series A Senior Common-Equivalent Preferred Stock shall entitle the holder thereof to [—]1votes on all matters submitted to a vote of the shareholders of the Corporation (the “Series A Voting Ratio”).

(ii) Except as otherwise provided herein or by law, the holders of shares of Series A Senior Common-Equivalent Preferred Stock[, Series B Senior Common-Equivalent Preferred Stock] and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(iii) Except as set forth herein, holders of Series A Senior Common-Equivalent Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(i) Whenever quarterly dividends or other dividends or distributions payable on the Series A Senior Common-Equivalent Preferred Stock as provided in paragraph (2) of this subdivision D are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Senior Common-Equivalent Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Senior Common-Equivalent Preferred Stock;

[1]	To equal the Series A Voting Ratio as calculated in accordance with the Merger Agreement.

(b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Senior Common-Equivalent Preferred Stock, except dividends paid ratably on the Series A Senior Common-Equivalent Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Senior Common-Equivalent Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Senior Common-Equivalent Preferred Stock; or

(d) purchase or otherwise acquire for consideration any shares of Series A Senior Common-Equivalent Preferred Stock, or any shares of stock ranking on a parity with the Series A Senior Common-Equivalent Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii) The Corporation shall not, without the prior written consent of holders of a majority of the outstanding shares of Series A Senior Common-Equivalent Preferred Stock, (a) issue or authorize the issuance of any Common Stock or any equity securities of any class convertible into or exchangeable for Common Stock, or any rights, warrants, calls or options to acquire any such securities, (b) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (c) effect any subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), in the case of each of the foregoing if immediately following such issuance, declaration, payment or subdivision (assuming the exercise of any convertible or exchangeable securities so issued), the Corporation would have insufficient authorized but unissued shares of Common Stock to permit the conversion of all outstanding shares of Series A Senior Common-Equivalent Preferred Stock into Common Stock pursuant to the applicable provisions of this subdivision D.

(iii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph (4) of this subdivision D, purchase or otherwise acquire such shares at such time and in such manner.

(5) Reacquired Shares. Any shares of Series A Senior Common-Equivalent Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Senior Preferred Stock and may be reissued as part of a new series of Senior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(6) Liquidation, Dissolution or Winding Up. Subject to the provision for adjustment set forth in paragraph (11) of this subdivision D, upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series A Senior Common-Equivalent Preferred Stock at the time outstanding will be entitled to receive for each share of Series A Senior Common-Equivalent Preferred Stock, out of the net assets of the Corporation available for distribution to shareholders (subject to the rights of the holders of any stock of the Corporation then outstanding ranking pari passu with the Series A Senior Common-Equivalent Preferred Stock in respect of distributions upon any such liquidation, dissolution or winding up and before any amount shall be paid or distributed with respect to holders of any stock of the Corporation then outstanding ranking junior to the Series A Senior Common-Equivalent Preferred Stock in respect of distributions upon any such liquidation, dissolution or winding up), a liquidating distribution in an amount equal to the greater of (x) the amount equal to the sum of (A) $0.01 and (B) the amount of any accrued and unpaid dividends on such share of Series A Senior Common-Equivalent Preferred Stock through the date of such liquidating distribution (the “Series A Accumulated Dividend”) or (y) (A) the Series A Conversion Ratio multiplied by (B) the aggregate amount to be distributed per share to holders of Common Stock assuming all Series A Senior Common-Equivalent Preferred Stock had been converted to Common Stock pursuant to paragraph (8) of this subdivision D.

(7) Consolidation, Merger, etc. Subject to the provision for adjustment set forth in paragraph (11) of this subdivision D, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Senior Common-Equivalent Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Series A Conversion Ratio multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged; provided, however, that in connection with any merger, combination or other transaction contemplated by this paragraph (7) solely among or between the Corporation and one or more subsidiaries of the Corporation, each share of Series A Senior Common-Equivalent Preferred Stock shall, at the option of the holder thereof, shall be exchanged for a share of senior preferred stock in the ultimate surviving parent entity in such transaction, having substantially the same designations, relative rights and preferences as the Series A Senior Common-Equivalent Preferred Stock.

(8) Conversion at the Option of the Holder. Subject to the provision for adjustment set forth in paragraph (11) of this subdivision D and to paragraph (13) of this subdivision D, shares of the Series A Senior Common-Equivalent Preferred Stock are convertible, in whole or in part, at the option of each holder of Series A Senior Common-Equivalent Preferred Stock, into the number of whole shares of Common Stock equal to the Series A Conversion Ratio per one (1) share of Series A Senior Common-Equivalent Preferred Stock, with such adjustment or cash payment for fractional shares as the Corporation may elect pursuant to paragraph (10)(vi) of this subdivision D; provided, that such conversion shall not be permitted at any time when the Corporation lacks sufficient authorized but unissued shares of Common Stock to convert such Series A Senior Common-Equivalent Preferred Stock into shares of Common Stock.

(9) Automatic Conversion. Subject to the provision for adjustment set forth in paragraph (11) of this subdivision D and to paragraph (13) of this subdivision D, upon the first trading day after a “Series A Conversion Event” (as defined below) (the “Series A Automatic Conversion Date”), each share of the Series A Senior Common-Equivalent Preferred Stock shall automatically be converted into the number of whole shares of Common Stock equal to the Series A Conversion Ratio per one (1) share of Series A Senior Common-Equivalent Preferred Stock, with such adjustment or cash payment for fractional shares as the Corporation may elect pursuant to paragraph (10)(vi) of this subdivision D; provided, that if a Series A Conversion Event occurs at any time when the Corporation lacks sufficient authorized but unissued shares of Common Stock to convert all of the outstanding Series A Senior Common-Equivalent Preferred Stock into shares of Common Stock, (i) such conversion shall not occur at such time, and instead, shall automatically occur immediately upon the first time thereafter at which the Corporation has sufficient authorized but unissued shares of Common Stock to convert all of the outstanding Series A Senior Common-Equivalent Preferred Stock into shares of Common Stock and (ii) the Series A Voting Ratio shall be permanently reduced to the number equal to the Conversion Ratio.

A “Series A Conversion Event” means the first time at which the initial holders of the Series A Senior Common-Equivalent Preferred Stock (the “Initial Series A Senior Common-Equivalent Preferred Holders”) do not hold, together with their affiliates, shares of Series A Senior Common-Equivalent Preferred Stock[, Series B Senior Common-Equivalent Preferred Stock] and Common Stock, and any other capital stock of the Corporation having general voting rights, that, together, entitle the Initial Series A Senior Common-Equivalent Preferred Holders, together with their affiliates, to vote at least two-thirds of the votes entitled to be voted on all matters submitted to a vote of shareholders of the Corporation generally.

(10) Conversion Procedure.

(i) For the holders. To exercise the conversion rights described in paragraph (8) of this subdivision D, a holder of Series A Senior Common-Equivalent Preferred Stock shall:

(a) deliver a written notice to the Corporation at its principal office or, if so advised by the Corporation, at the office of the agency that may be maintained for such purpose (a “Series A Transfer Agent”) specifying the number (in whole shares) of shares of Series A Senior Common-Equivalent Preferred Stock to be converted, the name(s) in which the certificate(s) for shares of Common Stock issued in connection with such conversion shall be issued, and the total number of shares of Common Stock beneficially owned by such holder and its affiliates as of the date of such notice;

(b) surrender the certificates for such shares of Series A Senior Common-Equivalent Preferred Stock to the Corporation or the Series A Transfer Agent, as applicable, accompanied, if so required by the Corporation or the Series A Transfer Agent, by a written instrument(s) of transfer in form reasonably satisfactory to the Corporation or the Series A Transfer Agent duly executed by the holder or its attorney duly authorized in writing; and

(c) pay any stock transfer, documentary, stamp or similar taxes payable in respect of the conversion that are not payable by the Corporation pursuant to paragraph (10)(iv) of this subdivision D.

The date on which a Holder complies with the procedures in this paragraph (10)(i) of this subdivision D shall be the “Series A Holder Conversion Date”. Immediately upon conversion, the rights of the Holders of Series A Senior Common-Equivalent Preferred Stock shall cease and the Persons entitled to receive the shares of Common Stock, upon the conversion of such shares of Series A Senior Common-Equivalent Preferred Stock, shall be treated for all purposes as having become beneficial owners of such shares of Common Stock.

(ii) Conversion. Conversion of shares of Series A Senior Common-Equivalent Preferred Stock into shares of Common Stock will occur immediately prior to 5:00 p.m. New York City time, on the Series A Automatic Conversion Date or the Series A Holder Conversion Date, as applicable.

(iii) Effect of Conversion. All shares of Series A Senior Common-Equivalent Preferred Stock converted as provided in this paragraph (10) of this subdivision D shall no longer be deemed outstanding as of the Series A Automatic Conversion Date or the Series A Holder Conversion Date, as applicable, and all rights with respect to such shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock and payment in lieu of any fraction of a share in exchange therefor and the right of the holder to receive any accrued but unpaid dividends. For the avoidance of doubt, until 5:00 p.m. New York City time on the applicable conversion date, a holder of shares of Series A Senior Common-Equivalent Preferred Stock shall not have any rights with respect to the shares of Common Stock issuable upon conversion of such shares of Series A Senior Common-Equivalent Preferred Stock, including voting rights, transfer or other disposition rights or rights to receive any dividends or other distributions with respect to such shares of Common Stock and such shares of Common Stock shall not be deemed to be outstanding for any purpose.

(iv) Payment of Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes (excluding, for the avoidance of doubt, any taxes measured in whole or in part by reference to income or gain) imposed under the laws of the United States or any state thereof and payable in respect of the issuance or delivery of shares of Common Stock on the conversion of shares of Series A Senior Common-Equivalent Preferred Stock pursuant to paragraph (8) or paragraph (9) of this subdivision D; provided, however, that the Corporation shall not be required to pay any such tax which may be payable in respect of any registration or transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the registered holder of Series A Senior Common-Equivalent Preferred Stock converted or to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(v) Available Shares. Subject to paragraph (13) of this subdivision D, the Corporation shall at all times [following a Series B Conversion Event] reserve and keep available for issuance upon the conversion of the Series A Senior Common-Equivalent Preferred Stock such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the conversion of all outstanding shares of Series A Senior Common-Equivalent Preferred Stock pursuant to any applicable provision of this subdivision D, and shall take all action required (including promptly calling and holding one or more special meetings of the Board of Directors and the stockholders of the Company until such increase is approved in accordance with applicable law or regulation and the Certificate of Incorporation is so amended) to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series A Senior Common-Equivalent Preferred Stock.

(vi) No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or automatic, of the Series A Senior Common-Equivalent Preferred Stock. Instead, the Corporation may elect to either make a cash payment to each holder of Series A Senior Common-Equivalent Preferred Stock that would otherwise be entitled to a fractional share (based on the Closing Sale Price of such fractional share determined as of the second Trading Day immediately prior to the payment thereof) or, in lieu of such cash payment, the number of shares of Common Stock to be issued to any particular holder of Series A Senior Common-Equivalent Preferred Stock upon conversion shall be rounded up to the next whole share.

(vii) Payment of Series A Accumulated Dividends. Upon conversion, whether voluntary or automatic, of the Series A Senior Common-Equivalent Preferred Stock, if there are then any Series A Accumulated Dividends with respect to such Series A Senior Common-Equivalent Preferred Stock, the Corporation shall not pay such Series A Accumulated Dividends at the time of such conversion, and instead, such Series A Accumulated Dividends shall continue to be payable in accordance with the terms of, and at the time specified in, the original declaration of such Series A Accumulated Dividend, to such lawful owners of record of such Series A Senior Common-Equivalent Preferred Stock on the record date (or, if applicable, record dates) for such Series A Accumulated Dividends.

(viii) Closing Sale Price. For purposes of this paragraph (10) of this subdivision D, “Closing Sale Price” of the Common Stock means, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the Closing Sale Price shall be an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock.

(11) Adjustments to the Conversion Rate and Series A Voting Ratio. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case, the Series A Conversion Ratio and the Series A Voting Ratio shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock (together with any other shares so reclassified) outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(12) Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Senior Common-Equivalent Preferred Stock (a) so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series A Senior Common-Equivalent Preferred Stock, voting together as a single class or (b) so as to affect them favorably relative to the Common Stock (including, without limitation, to increase the voting power, dividend rights or liquidation preference of the Series A Senior Common-Equivalent Preferred Stock) without the affirmative vote of holders of a majority of the Common Stock not held by holders of Series A Senior Common-Equivalent Preferred Stock or Series B Senior Common-Equivalent Preferred Stock or by any of their Affiliates.

(13) Insufficient Authorized and Unissued Shares of Common Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, the Series A Senior Common-Equivalent Preferred Stock is not entitled to convert into shares of Common Stock and no such conversion shall occur, at any time when the Corporation lacks sufficient authorized but unissued shares of Common Stock to convert such Series A Senior Common-Equivalent Preferred Stock into shares of Common Stock and, at any time prior to a Series B Conversion Event, any such insufficiency of authorized and unissued shares of Common Stock (and the related restriction on the conversion of Series A Senior Common-Equivalent Preferred Stock) shall not, in itself, be deemed to be a breach or default of any provision hereof, including, without limitation, paragraphs (8), (9) or (10) of this subdivision D, or entitle the holder of any such Series A Senior Common-Equivalent Preferred Stock to damages as a result of such insufficiency and prohibition on conversion.

[E. Series B Senior Common-Equivalent Preferred Stock.]2 There is hereby created out of the 7,350,000 shares of Senior Preferred Stock, Par Value $0.01 Per Share, of the Corporation presently authorized, a series of 1,137,113 shares to be designated as the “Series B Senior Common-Equivalent Preferred Stock,” which series shall have the following designations, relative rights, preferences and limitations, in addition to those set forth in Paragraph 3 of the Restated Certificate of Incorporation of the Corporation.

[2]	Amendments related to subdivision E and the creation of the Series B Senior Common-Equivalent Preferred Stock will only be adopted if the Authorized Share Amendment (as defined in the Merger Agreement) is not approved at the Forest Stockholder Meeting (as defined in the Merger Agreement) and the condition requiring such approval is waived.

(1) Designation and Amount. The shares of such series of Senior Preferred Stock shall be designated as “Series B Senior Common-Equivalent Preferred Stock” (the “Series B Senior Common-Equivalent Preferred Stock”) and the number of shares constituting such series shall be 1,137,113. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series B Senior Common-Equivalent Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

(2) Dividends and Distributions.

(i) Subject to the provision for adjustment set forth in this paragraph (2) and paragraph (11) of this subdivision E, if the Corporation declares or pays a dividend or distribution on Common Stock, whether such dividend or distribution is payable in cash, securities or other property, the Corporation shall simultaneously declare and pay a dividend on the Series B Senior Common-Equivalent Preferred Stock on a pro rata basis with the Common Stock equal to (x) the Series B Conversion Ratio multiplied by the aggregate per share amount of all such cash dividends declared or paid on the Common Stock, plus (y) the Series B Conversion Ratio multiplied by the aggregate per share amount (payable in kind) of all such non-cash dividends or other distributions declared or paid on the Common Stock, other than a dividend payable in shares of Common Stock of the Corporation or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise). The “Series B Conversion Ratio” shall initially equal 100, subject to adjustment in accordance with this paragraph (2). Notwithstanding anything else contained herein, in no event shall the Series B Senior Common-Equivalent Preferred Stock be entitled to any dividend or distribution, and the Corporation shall not declare or pay any dividend or distribution on the Series B Senior Common-Equivalent Preferred Stock, other than (a) any such dividend or distribution payable on a pro rata basis with the Common Stock in accordance with the prior sentence, (b) pursuant to clause (ii) below of this paragraph (2) of this subdivision E, or (c) any distribution upon liquidation, dissolution or winding up of the Corporation in accordance with paragraph (6) of this subdivision E.

Commencing [—], 20143 (“Grace Period Expiration Date”) and terminating upon a Series B Conversion Vote, in addition to any dividends payable thereto in accordance with the prior paragraph (i), the holders of the Series B Senior Common-Equivalent Preferred Stock shall be entitled to receive dividends on each outstanding share of Series B Senior Common-Equivalent Preferred Stock at the rate of (x) 0.10 (one-tenth) of a share of Series B Senior Common-Equivalent Preferred Stock per annum per share multiplied by (y) the Series A Adjustment Factor, from the earliest original issue date of any shares of the Series B Senior Common-Equivalent Preferred Stock (the “Issue Date”), which shall be payable solely by adjusting the Series B Conversion Ratio on March 31, June 30, September 30 and December 31 of each year (each a “Dividend Payment Date”), beginning [—], 201[—], when, as and if declared by the Board of Directors, in accordance with the preference and priority described in this paragraph (2) of this subdivision E, with respect to any payment of any dividend on the Common Stock or any other class or series of stock of the Corporation. All such dividends on any Series B Senior Common-Equivalent Preferred Stock shall be paid only by means of an adjustment to the Series B

[3]	To be the date that is 3-months after the Closing.

Conversion Ratio (and not in the form of cash, other securities, property or additional shares of Series B Senior Common-Equivalent Preferred Stock) and only upon a liquidation or conversion of the Series B Senior Common-Equivalent Preferred Stock in accordance with the provisions of paragraphs (6), (8) and (9) of this subdivision E, provided that for all purposes of this subdivision E, such adjustment to the Series B Conversion Ratio shall be deemed to occur on the applicable Dividend Payment Date. Such dividends shall accrue on a daily basis from the Issue Date, whether or not in any period the Corporation is legally permitted to make the payment of such dividends and whether or not such dividends are declared. Notwithstanding any other provision herein, no such dividends shall be payable or accrue on the Series B Senior Common-Equivalent Preferred Stock if the Series B Automatic Conversion Date, as described in paragraph (9) of this subdivision E, occurs before the Grace Period Expiration Date. Dividends shall be calculated on the basis of the time elapsed from but excluding the last preceding Dividend Payment Date (or the Issue Date in respect to the first dividend payable on [—], 201[—]) to and including the Dividend Payment Date or any final distribution date relating to conversion or redemption or to a dissolution, liquidation or winding up of the Corporation. Dividends payable on the shares of Series B Senior Common-Equivalent Preferred Stock for any period of less than a full calendar year shall be prorated for the partial year on the basis of a 360-day year of twelve, 30-day months.

The “Series A Adjustment Factor” as of any date, shall be a fraction, (x) the numerator of which is the sum of (A) the total number of outstanding shares of Series A Senior Common-Equivalent Preferred Stock as of such date and (B) the total number of outstanding shares of Series B Senior Common-Equivalent Preferred Stock as of such date and (y) the denominator of which is the total number of outstanding shares of Series B Senior Common-Equivalent Preferred Stock as of such date.

A “Series B Conversion Vote” means the approval by the shareholders of the Corporation (in accordance with the requirements of the NYBCL and the Corporation’s Amended and Restated Certificate of Incorporation and Bylaws) of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation increasing the number of shares of Common Stock that the Corporation is authorized to issue to at least the amount of authorized, unissued and unreserved shares necessary to convert all of the shares of Series A Senior Common-Equivalent Preferred Stock and Series B Senior Common-Equivalent Preferred Stock, together with any other securities outstanding at such time that are convertible or exchangeable into Common Stock, into Common Stock.

(3) Voting Rights. The holders of shares of Series B Senior Common-Equivalent Preferred Stock shall have the following voting rights:

(i) Subject to the provision for adjustment set forth in paragraph (11) of this subdivision E, each share of Series B Senior Common-Equivalent Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation (the “Series B Voting Ratio”).

(ii) Except as otherwise provided herein or by law, the holders of shares of Series B Senior Common-Equivalent Preferred Stock and the holders of shares of Series A Senior Common-Equivalent Preferred Stock, Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(iii) Except as set forth herein, holders of Series B Senior Common-Equivalent Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock and any other capital stock of the Corporation having general voting rights as set forth herein) for taking any corporate action.

(4) Certain Restrictions.

(i) Whenever quarterly dividends or other dividends or distributions payable on the Series B Senior Common-Equivalent Preferred Stock as provided in paragraph (2) of this subdivision E are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series B Senior Common-Equivalent Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(a) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Senior Common-Equivalent Preferred Stock;

(b) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Senior Common-Equivalent Preferred Stock, except dividends paid ratably on the Series B Senior Common-Equivalent Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(c) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Senior Common-Equivalent Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series B Senior Common-Equivalent Preferred Stock; or

(d) purchase or otherwise acquire for consideration any shares of Series B Senior Common-Equivalent Preferred Stock, or any shares of stock ranking on a parity with the Series B Senior Common-Equivalent Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii) The Corporation shall not, without the prior written consent of holders of a majority of the outstanding shares of Series B Senior Common-Equivalent Preferred Stock, (a) issue or authorize the issuance of any Common Stock or any equity securities of any class convertible into or exchangeable for Common Stock, or any rights, warrants, calls or options to acquire any such securities, (b) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (c) effect any subdivision of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater number of shares of Common Stock, in the case of each of the foregoing if immediately following such issuance, declaration, payment or subdivision (assuming the exercise of any convertible or exchangeable securities so issued), the Corporation would have insufficient authorized but unissued shares of Common Stock to permit the conversion of all outstanding shares of Series B Senior Common-Equivalent Preferred Stock into Common Stock pursuant to the applicable provisions of this subdivision E.

(iii) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this paragraph (4) of this subdivision E, purchase or otherwise acquire such shares at such time and in such manner.

(5) Reacquired Shares. Any shares of Series B Senior Common-Equivalent Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Senior Preferred Stock and may be reissued as part of a new series of Senior Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(6) Liquidation, Dissolution or Winding Up. Subject to the provision for adjustment set forth in paragraphs (2) and (11) of this subdivision E, upon any liquidation, dissolution or winding up of the Corporation, the holders of the Series B Senior Common-Equivalent Preferred Stock at the time outstanding will be entitled to receive for each share of Series B Senior Common-Equivalent Preferred Stock, out of the net assets of the Corporation available for distribution to shareholders (subject to the rights of the holders of any stock of the Corporation then outstanding ranking pari passu with the Series B Senior Common-Equivalent Preferred Stock in respect of distributions upon any such liquidation, dissolution or winding up and before any amount shall be paid or distributed with respect to holders of any stock of the Corporation then outstanding ranking junior to the Series B Senior Common-Equivalent Preferred Stock in respect of distributions upon any such liquidation, dissolution or winding up), a liquidating distribution in an amount equal to the greater of (x) the amount equal to the sum of (A) $0.01 and (B) the amount of any accrued and unpaid dividends pursuant to paragraph (2)(i) of this subdivision E on such share of Series B Senior Common-Equivalent Preferred Stock through the date of such liquidating distribution (the “Series B Accumulated Dividend”) or (y) (A) the Series B Conversion Ratio multiplied by (B) the aggregate amount to be distributed per share to holders of Common Stock assuming all Series B Senior Common-Equivalent Preferred Stock had been converted to Common Stock pursuant to paragraph (8) of this subdivision E.

(7) Consolidation, Merger, etc. Subject to the provision for adjustment set forth in paragraphs (2) and (11) of this subdivision E, in case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series B Senior Common-Equivalent Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Series B Conversion Ratio multiplied by the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged.

(8) Conversion at the Option of the Holder. Subject to the provision for adjustment set forth in paragraphs (2) and (11) of this subdivision E and to paragraph (13) of this subdivision E, shares of the Series B Senior Common-Equivalent Preferred Stock are convertible, in whole or in part, at the option of each holder of Series B Senior Common-Equivalent Preferred Stock, into the number of whole shares of Common Stock equal to the Series B Conversion Ratio per one (1) share of Series B Senior Common-Equivalent Preferred Stock, with such adjustment or cash payment for fractional shares as the Corporation may elect pursuant to paragraph (10)(vi) of this subdivision E; provided that such conversion shall not be permitted at any time when the Corporation lacks sufficient authorized but unissued shares of Common Stock to convert such Series B Senior Common-Equivalent Preferred Stock into shares of Common Stock.

(9) Automatic Conversion. Subject to the provision for adjustment set forth in paragraphs (2) and (11) of this subdivision E and to paragraph (13) of this subdivision E, upon the first trading day after a “Series B Conversion Event” (as defined below) (the “Series B Automatic Conversion Date”), each share of the Series B Senior Common-Equivalent Preferred Stock shall automatically be converted into the number of whole shares of Common Stock equal to the Series B Conversion Ratio per one (1) share of Series B Senior Common-Equivalent Preferred Stock, with such adjustment or cash payment for fractional shares as the Corporation may elect pursuant to paragraph (10)(vi) of this subdivision E.

A “Series B Conversion Event” means the approval by the shareholders of the Corporation, and filing with the Department of State of the State of New York (in each case, in accordance with the requirements of the NYBCL and the Corporation’s Amended and Restated Certificate of Incorporation and Bylaws) of an amendment to the Amended and Restated Certificate of Incorporation of the Corporation increasing the number of shares of Common Stock that the Corporation is authorized to issue to at least the amount of authorized, unissued and unreserved shares necessary to convert all of the shares of Series A Senior Common-Equivalent Preferred Stock and Series B Senior Common-Equivalent Preferred Stock, together with any other securities outstanding at such time that are convertible or exchangeable into Common Stock, into Common Stock.

(10) Conversion Procedure.

(i) For the holders. To exercise the conversion rights described in paragraph (8) of this subdivision E, a holder of Series B Senior Common-Equivalent Preferred Stock shall:

(a) deliver a written notice to the Corporation at its principal office or, if so advised by the Corporation, at the office of the agency that may be maintained for such purpose (a “Series B Transfer Agent”) specifying the number (in whole shares) of shares of Series B Senior Common-Equivalent Preferred Stock to be converted, the name(s) in which the certificate(s) for shares of Common Stock issued in connection with such conversion shall be issued, and the total number of shares of Common Stock beneficially owned by such holder and its affiliates as of the date of such notice;

(b) surrender the certificates for such shares of Series B Senior Common-Equivalent Preferred Stock to the Corporation or the Series B Transfer Agent, as applicable, accompanied, if so required by the Corporation or the Series B Transfer Agent, by a written instrument(s) of transfer in form reasonably satisfactory to the Corporation or the Series B Transfer Agent duly executed by the holder or its attorney duly authorized in writing; and

(c) pay any stock transfer, documentary, stamp or similar taxes payable in respect of the conversion that are not payable by the Corporation pursuant to paragraph (10)(iv) of this subdivision E.

The date on which a Holder complies with the procedures in this paragraph (10)(i) of this subdivision E shall be the “Series B Holder Conversion Date”. Immediately upon conversion, the rights of the Holders of Series B Senior Common-Equivalent Preferred Stock, other than the right to receive any accrued but unpaid dividend pursuant to paragraph (2)(i) of this subdivision E, shall cease and the Persons entitled to receive the shares of Common Stock, upon the conversion of such shares of Series B Senior Common-Equivalent Preferred Stock, shall be treated for all purposes as having become beneficial owners of such shares of Common Stock.

(ii) Conversion. Conversion of shares of Series B Senior Common-Equivalent Preferred Stock into shares of Common Stock will occur immediately prior to 5:00 p.m. New York City time, on the Series B Automatic Conversion Date or Series B Holder Conversion Date, as applicable.

(iii) Effect of Conversion. All shares of Series B Senior Common-Equivalent Preferred Stock converted as provided in this paragraph (10) of this subdivision E shall no longer be deemed outstanding as of the Series B Automatic Conversion Date or Series B Holder Conversion Date, as applicable, and all rights with respect to such shares shall immediately cease and terminate as of such time, other than the right of the holder to receive shares of Common Stock and payment in lieu of any fraction of a share in exchange therefor and the right of the holder to receive any accrued but unpaid dividends. For the avoidance of doubt, until 5:00 p.m. New York City time on the applicable conversion date, a holder of shares of Series B Senior Common-Equivalent Preferred Stock shall not have any rights with respect to the shares of Common Stock issuable upon conversion of such shares of Series B Senior Common-Equivalent Preferred Stock, including voting rights, transfer or other disposition rights or rights to receive any dividends or other distributions with respect to such shares of Common Stock and such shares of Common Stock shall not be deemed to be outstanding for any purpose.

(iv) Payment of Taxes. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes (excluding, for the avoidance of doubt, any taxes measured in whole or in part by reference to income or gain) imposed under the laws of the

United States or any state thereof and payable in respect of the issuance or delivery of shares of Common Stock on the conversion of shares of Series B Senior Common-Equivalent Preferred Stock pursuant to paragraph (8) or paragraph (9) of this subdivision E; provided, however, that the Corporation shall not be required to pay any such tax which may be payable in respect of any registration or transfer involved in the issuance or delivery of shares of Common Stock in a name other than that of the registered holder of Series B Senior Common-Equivalent Preferred Stock converted or to be converted, and no such issuance or delivery shall be made unless and until the Person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

(v) Available Shares. Subject to paragraph (13) of this subdivision D, the Corporation shall take all action required (including promptly calling and holding one or more special meetings of the Board of Directors and the stockholders of the Company until such increase is approved in accordance with applicable law or regulation and the Certificate of Incorporation is so amended) to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all outstanding shares of Series B Senior Common-Equivalent Preferred Stock.

(vi) No Fractional Shares. No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be issued upon conversion, whether voluntary or automatic, of the Series B Senior Common-Equivalent Preferred Stock. Instead, the Corporation may elect to either make a cash payment to each holder of Series B Senior Common-Equivalent Preferred Stock that would otherwise be entitled to a fractional share (based on the Closing Sale Price of such fractional share determined as of the second Trading Day immediately prior to the payment thereof) or, in lieu of such cash payment, the number of shares of Common Stock to be issued to any particular holder of Series B Senior Common-Equivalent Preferred Stock upon conversion shall be rounded up to the next whole share.

(vii) Payment of Series B Accumulated Dividends. Upon conversion, whether voluntary or automatic, of the Series B Senior Common-Equivalent Preferred Stock, if there are then any Series B Accumulated Dividends with respect to such Series B Senior Common-Equivalent Preferred Stock, (a) in the case of any Series B Accumulated Dividends declared or payable pursuant to clause (i) of paragraph (2) of this subdivision E, the Corporation shall not pay such Series B Accumulated Dividends at the time of such conversion, and instead, such Series B Accumulated Dividends shall continue to be payable in accordance with the terms of, and at the time specified in, the original declaration of such Series B Accumulated Dividend, to such lawful owners of record of such Series B Senior Common-Equivalent Preferred Stock on the record date (or, if applicable, record dates) for such Series B Accumulated Dividends and (b) in the case of any Series B Accumulated Dividends declared or payable pursuant to clause (ii) of paragraph (2) of this subdivision E, such Series B Accumulated Dividends shall be paid only by means of an adjustment to the Series B Conversion Ratio (and not in the form of cash, other securities, property or additional shares of Series B Senior Common-Equivalent Preferred Stock) as provided in clause (ii) of paragraph (2) of this subdivision E.

(viii) Closing Sale Price. For purposes of this paragraph (10) of this subdivision E, “Closing Sale Price” of the Common Stock means, as of any date, the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by Pink Sheets LLC. In the absence of such a quotation, the Closing Sale Price shall be an amount determined in good faith by the Board of Directors to be the fair value of the Common Stock.

(11) Adjustments to the Conversion Rate and Series B Voting Ratio. In the event the Corporation shall at any time after the date hereof declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case, the Series B Conversion Ratio and the Series B Voting Ratio shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock (together with any other shares so reclassified) outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(12) Amendment. The Restated Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series B Senior Common-Equivalent Preferred Stock (a) so as to affect them adversely without the affirmative vote of the holders of two-thirds of the outstanding shares of Series B Senior Common-Equivalent Preferred Stock, voting together as a single class or (b) so as to affect them favorably relative to the Common Stock (including, without limitation, to increase the voting power, dividend rights or liquidation preference of the Series B Senior Common-Equivalent Preferred Stock) without the affirmative vote of holders of a majority of the Common Stock not held by holders of Series A Senior Common-Equivalent Preferred Stock or Series B Senior Common-Equivalent Preferred Stock or by any of their Affiliates.

(13) Insufficient Authorized and Unissued Shares of Common Stock. Notwithstanding anything to the contrary contained herein, and for the avoidance of doubt, the Series B Senior Common-Equivalent Preferred Stock is not entitled to convert into shares of Common Stock and no such conversion shall occur, at any time when the Corporation lacks sufficient authorized but unissued shares of Common Stock to convert such Series B Senior Common-Equivalent Preferred Stock into shares of Common Stock and, at any time prior to a Series B Conversion Event, any such insufficiency of authorized and unissued shares of Common Stock (and the related restriction on the conversion of Series B Senior Common-Equivalent Preferred Stock) shall not, in itself, be deemed to be a breach or default of any provision hereof, including, without limitation, paragraphs (8), (9) or (10) of this subdivision E, or entitle the holder of any such Series B Senior Common-Equivalent Preferred Stock to damages as a result of such insufficiency and prohibition on conversion.

FIFTH: This amendment to the Certificate of Incorporation was authorized, pursuant to Section 502 of the New York Business Corporation Law and the Certificate of Incorporation, by a vote of the Board of Directors. Pursuant to Section 502 of the New York Business Corporation Law and the Certificate of Incorporation, no vote of the stockholders was necessary for adoption of this amendment. The Board of Directors adopted resolutions on [—],4 2014 authorizing the amendment of the Certificate of Incorporation to, pursuant to Section 502(c) of the Business Corporation Law and the Certificate of Incorporation, create two new series of Preferred Stock, state the designation of such series as the “Series A Senior Common-Equivalent Preferred Stock” [and the “Series B Senior Common-Equivalent Preferred Stock”] and[, in each case,] the number of shares thereof, and[, in each case,] fix the relative rights, preferences, and limitations thereof as set forth above in new subdivision D [or E, as applicable,] of subdivision II of Article 3.

[4]	Note to Draft: Insert date of the resolutions

IN WITNESS WHEREOF, we have subscribed this document on this [—] day of [—], 2014 and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by me and are true and correct.

Patrick R. McDonald
President and Chief Executive Officer

Richard W. Schelin
Vice President and General Counsel

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